                                                                    Exhibit 7(d)


                                      AMENDMENT, dated as of April 10, 2000 (the
                              "Agreement"), between ICG Communications, Inc., a
                               ---------
                              Delaware corporation (the "Company"), and the
                                                         -------
                              Purchasers whose signatures appear below (the "Purchasers").
                               ----------

          WHEREAS, reference is made to the Preferred Stock and Warrant Purchase Agreement dated as of February 27, 2000 (the "Purchase Agreement"), by and
                                              ------------------
between the Company and the Purchasers. Capitalized terms used herein but not otherwise defined shall be given the meaning ascribed to them in the Purchase Agreement;

          WHEREAS, pursuant to an Assignment of Rights Under Preferred Stock and Warrant Purchase Agreement dated as of March 8, 2000, HM4 ICG Qualified Fund, LLC, HM4 ICG Private Fund, LLC, HM PG-IV ICG, LLC, HM 4-SBS ICG Coinvestors, LLC, and HM 4-EQ ICG Coinvestors became parties to the Purchase Agreement;

          WHEREAS, in accordance with Section 8.6 of the Purchase Agreement, the parties hereto desire to amend the Purchase Agreement as more fully set forth below in order to reflect (1) the redesignation of the Series A Preferred Stock into Series A-1 Preferred Stock (as defined below), Series A-2 Preferred Stock (as defined below) and Series A-3 Preferred Stock (as defined below), (2) the increase of the initial Liquidation Preference per share of Series A Preferred Stock from $1,000 to $10,000 per share and the concomitant reduction in the number of shares of Series A Preferred Stock being issued by the Company and purchased by the Purchasers and (3) related conforming changes;

          NOW, THEREFORE, in consideration of the foregoing, and of the covenants and agreements contained herein, the parties hereby agree as follows:

     1.   Amendment of Recitals. The recitals of the Purchase Agreement shall be
          ---------------------
amended by deleting the first "Whereas" clause in its entirety and substituting, in lieu thereof, the following:

          "WHEREAS, the Company proposes, subject to the terms and conditions set forth herein, to issue and sell to the Purchasers 50,000 shares of its 8% Series A-1 Convertible Preferred Stock due 2015, initial liquidation preference $10,000 per share, par value $0.01 per share (the "Series A-1 Preferred Stock"), 23,000 shares of its 8% Series A-2 Convertible Preferred Stock due 2015, initial liquidation preference $10,000 per share, par value $0.01 per share (the "Series A-2 Preferred Stock") and 2,000 shares of its 8% Series A-3 Convertible Preferred Stock due 2015, initial liquidation preference $10,000 per share, par value $0.01 per share (the "Series A-3 Preferred Stock" and together with the Series A-1 Preferred Stock and the Series A-2 Preferred Stock, the "Series A Preferred Stock");"

     2.   Amendment of Definitions. Section (a) of Article I is hereby amended
          ------------------------
by inserting or amending, as the case may be, the following definitions:

               ""Amending Agreement" means the Amendment dated as of April 10,
                 ------------------
2000 by and among the Company and the other parties listed on the signature pages thereof."

               ""Equity Documents" means this Agreement, the Registration Rights
                 ----------------
Agreement, the Certificate of Designation, the Management Rights Agreements, the Share Exchange Agreement, the Warrants and the Amending Agreement."

               ""HMTF Issued Series A Preferred Shares" shall mean the shares of
                 -------------------------------------
Series A-2 Preferred Stock issued to members of the HMTF Group on the Closing Date under this Agreement."

               ""Liberty Issued Series A Preferred Shares" shall mean the shares
                 ----------------------------------------
of Series A-1 Preferred Stock issued to members of the Liberty Group on the Closing Date under this Agreement."

               ""Registration Rights Agreement" means the Registration Rights
                 -----------------------------
Agreement dated as of April 7, 2000, by and among the Company and the Purchasers, in the form attached hereto as Exhibit C."

               ""Series A-1 Preferred Stock" has the meaning set forth in the
                 --------------------------
first recital to this Agreement."

               ""Series A-2 Preferred Stock" has the meaning set forth in the
                 --------------------------
first recital to this Agreement."

               ""Series A-3 Preferred Stock" has the meaning set forth in the
                 --------------------------
first recital to this Agreement."

     3.   Amendment of Section 2.1.  The Purchase Agreement is hereby amended by
          ------------------------
deleting "one thousand dollars ($1,000) per share" in the fifth line of Section
2.1 and substituting, in lieu thereof, "ten thousand dollars ($10,000) per share."

     4.   Amendment of Section 5.2.
          ------------------------

          (a) The Purchase Agreement is hereby amended by deleting Section 5.2(a) in its entirety and substituting, in lieu thereof, the following:

          "For so long as the members of the HMTF Group in the aggregate own any combination of shares of Common Stock and Series A-2 Preferred Stock representing an amount of Common Stock (on an as-converted basis) that, taken together, equals at least 4,107,143 shares of Common Stock (as adjusted for any stock dividends, splits and combinations and similar events affecting the Common Stock from time to time), the holders of a majority of the then outstanding HMTF Shares shall have the right to designate one person for election to the Company's Board of Directors or, if greater, such number of persons (rounded up to the next whole number) equal to 10% of the then authorized number of members of the Company's Board of Directors (each such person an "HMTF Director"); provided, however, that the right to designate an HMTF Director under this Section 5.2 shall be suspended at any time that the holders of the Series A-2 Preferred Stock have the right to elect a person to the Board of Directors under the terms of the Series A-2 Preferred Stock set forth in the Certificate of Designation. In the event the holders of a majority of the then outstanding HMTF Shares are entitled under this Section 5.2 to designate an HMTF Director for election to the Company's Board of Directors and so designate an HMTF Director, they shall so notify the Company in writing and the Company shall use its best efforts (a) to cause the size of the Board of Directors to be increased by one and the vacancy created thereby to be filled by electing an HMTF Director and (b) in connection with the meeting of stockholders of the Company next following such election, to cause an HMTF Director to be nominated for election as a director by the stockholders and to cause the HMTF Director to be so elected. If the holders of a majority of the then outstanding HMTF Shares are entitled under this Section 5.2 to designate an HMTF Director for election to the Company's Board of Directors and a vacancy shall exist in the office of an HMTF Director, the holders of a majority of the then outstanding HMTF Shares shall be entitled to designate a successor and the Board of Directors shall use its best efforts to (x) elect such successor and (y) in connection with the meeting of stockholders of the Company next following such election, cause such successor to be nominated for election as director by the stockholders and to be elected."

     (b) The Purchase Agreement is hereby amended by deleting Section 5.2(b)(i) in its entirety and substituting, in lieu thereof, the following:

          "For so long as the members of the Liberty Group in the aggregate own any combination of shares of Common Stock and Series A-1 Preferred Stock representing an amount of Common Stock (on an as-converted basis) that, taken together, equals at least 2,687,571 shares of Common Stock (as adjusted for any stock dividends, splits and combinations and similar events affecting the Common Stock from time to time), the members of the Liberty Group, voting together as a single class by a plurality of the votes cast or by the written consent of a majority in interest of such members, shall have a right to designate one person for election to the Company's Board of Directors or, if greater, such number of persons (rounded up to the next whole number) equal to 10% of the then authorized number of members of the Company's Board of Directors (each such person a "Liberty Director"); provided, however, that the right to designate a Liberty Director under this Section 5.2 shall be suspended at any time that the holders of the Series A-1 Preferred Stock have the right to elect a person to the Board of Directors under the terms of the Series A-1 Preferred Stock set forth in the Certificate of Designation. In the event the members of the Liberty Group are entitled under this Section 5.2 to designate the Liberty Director for election to the Company's Board of Directors and elect to so designate a Liberty Director, they shall so notify the Company in writing and the Company shall use its best efforts (a) to cause the size of the Board of Directors to be increased by one and the vacancy created thereby to be filled by electing a Liberty Director and (b) in connection with the meeting of stockholders of the Company next following such election, to cause a Liberty Director to be nominated for election as director by the stockholders and to cause the Liberty Director to be so elected. If the members of the Liberty Group are entitled under this Section 5.2 to designate a Liberty Director for election to the Company's Board of Directors and a vacancy shall exist in the office of a Liberty Director, the members of the Liberty Group, voting together as a single class by a plurality of the votes cast or by the written consent of a majority in interest of such members, shall be entitled to designate a successor and the Board of Directors shall use its best efforts to (x) elect such successor and (y) in connection with the meeting of stockholders of the Company next following such election, cause such successor to be nominated for election as director by the stockholders and to be elected."

          (c) The Purchase Agreement is hereby amended by deleting Section 5.2(b)(ii) in its entirety and substituting, in lieu thereof, the following:

          "For so long as the members of the Liberty Group own any combination of shares of Common Stock and Series A-1 Preferred Shares representing an amount of Common Stock (on an as-converted basis) that, taken together, equals 8,928,571 shares of Common Stock (as adjusted for any stock dividends, splits and combinations and similar events affecting the Common Stock from time to time), the members of the Liberty Group, voting together as a single class by a plurality of the votes cast or by the written consent of a majority in interest of such members, shall have a right, in addition to the rights set forth in clause (i) above, to designate one additional person for election to the Company's Board of Directors or, if greater, such number of additional persons (rounded up to the next whole number) equal to 10% of the then authorized number of members of the Company's Board of Directors (each such person an "Additional Liberty Director"); provided, however, that the right to designate an Additional

          Liberty Director under this Section 5.2 shall be suspended at any time that the holders of the Series A-1 Preferred Stock have the right to elect a person to the Board of Directors under the terms of the Series A-1 Preferred Stock set forth in the Certificate of Designation. In the event the members of the Liberty Group are entitled under this
          Section 5.2 to designate an Additional Liberty Director for election to the Company's Board of Directors and elect to so designate an Additional Liberty Director, they shall so notify the Company in writing and the Company shall use its best efforts (a) to cause the size of the Board of Directors to be increased by one and the vacancy created thereby to be filled by electing an Additional Liberty Director and (b) in connection with the meeting of stockholders of the Company next following such election, to cause an Additional Liberty Director to be nominated for election as director by the stockholders and to cause an Additional Liberty Director to be so elected. If the members of the Liberty Group are entitled under this Section 5.2 to designate an Additional Liberty Director for election to the Company's Board of Directors and a vacancy shall exist in the office of an Additional Liberty Director, the members of the Liberty Group, voting together as a single class by a plurality of the votes cast or by the written consent of a majority in interest of such members, shall be entitled to designate a successor and the Board of Directors shall use its best efforts to (x) elect such successor and (y) in connection with the meeting of stockholders of the Company next following such election, cause such successor to be nominated for election as director by the stockholders and to be elected."

     5.   Amendment of Section 5.16. Section 5.16 of the Purchase Agreement is
          -------------------------
hereby amended by deleting the third sentence in it entirety and substituting, in lieu thereof, the following sentence:

          "This proportional purchase right shall not apply to shares issued pursuant to the Share Exchange Agreement, any rights or obligations referenced on Schedule 3.2, any shares of capital stock issued by the Company in lieu of any fees payable in connection with the Transaction to the Company's financial advisors, any shares issued pursuant to any stock option plan or arrangement or employee benefit plan or arrangement existing as of the date hereof or hereafter approved by the Board of Directors of the Company or the shares of Common Stock issued from time to time upon conversion of the Series A Preferred Stock or upon exercise of the Warrants."

     6.   Amendment of Schedule I. Schedule I to the Purchase Agreement is
          -----------------------
hereby amended by deleting it in its entirety and substituting, in lieu thereof,
Schedule I attached hereto.

     7.   No Other Waivers. Except as expressly provided in this Agreement, each
          ----------------
of the terms and provisions of the Purchase Agreement shall remain in full force and effect in accordance with its terms.

     8.   Counterparts. This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

     9.   Governing Law.  This Agreement shall be governed by, and construed in
          -------------
accordance with, the laws of the State of New York (without giving effect to principles of conflicts of law).

     10.  Headings. The headings used herein are for convenience of reference
          --------
only and shall not affect the construction of, nor shall they be taken in consideration in interpreting, this Agreement.

          IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Amendment as of the date first written above.


                              ICG COMMUNICATIONS, INC.

                              By:______________________________________
                                  Name: H. Don Teague
                                  Title:  Executive Vice President


                              HMTF BRIDGE ICG, LLC


                              By:______________________________________
                                  Name:
                                  Title:

                              HM4 ICG QUALIFIED FUND, LLC


                              By:______________________________________
                                  Name:
                                  Title:


                              HM4 ICG PRIVATE FUND, LLC


                              By:______________________________________
                                  Name:
                                  Title:


                              HM PG-IV ICG, LLC


                              By:______________________________________
                                  Name:
                                  Title:


                              HM 4-SBS ICG COINVESTORS, LLC


                              By:______________________________________
                                  Name:
                                  Title:


                              HM 4-EQ ICG COINVESTORS, LLC


                              By:______________________________________
                                  Name:
                                  Title:


                              LIBERTY MEDIA CORPORATION

                              By:______________________________________
                                  Name:
                                  Title:


                              GLEACHER/ICG INVESTORS, LLC

                              By:______________________________________
                                  Name:
                                  Title:

                                  SCHEDULE I



                                                 Series of            Number
                                                 Preferred         of Preferred       Number of     Purchase Price
Purchasers                                         Stock              Shares          Warrants       of the Shares
----------                                      -------------  ------------------  --------------- -------------------
Liberty Media Corporation                          Series A-1          50,000           6,666,667       $500,000,000
HMTF Bridge ICG, LLC                               Series A-2          11,500           1,533,334       $115,000,000
HM4 ICG Qualified Fund, LLC                        Series A-2          10,464           1,395,253       $104,644,000
HM4 ICG Private Fund, LLC                          Series A-2              74               9,885       $    741,000
HM PG-IV ICG, LLC                                  Series A-2             557              74,281       $  5,571,000
HM 4-SBS ICG Coinvestors, LLC                      Series A-2             251              33,412       $  2,506,000
HM 4-EQ ICG Coinvestors, LLC                       Series A-2             154              20,502       $  1,538,000
Gleacher/ICG Investors LLC                         Series A-3           2,000             266,666       $ 20,000,000